As filed with the Securities and Exchange Commission on October 18, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                -----------------

                              SMARTDISK CORPORATION
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             (Exact name of registrant as specified in its charter)

                  Delaware                                     65-0733580
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(State or other jurisdiction of incorporation or              (IRS Employer
                  organization)                           Identification Number)

                  3506 Mercantile Avenue, Naples, Florida 34104
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                    (Address of Principal Executive Offices)

                              SmartDisk Corporation
                  1999 Incentive Compensation Plan (as amended)
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                            (Full title of the Plans)

                                -----------------

                              Michael S. Battaglia
                      President and Chief Executive Officer
                              SmartDisk Corporation
                             3506 Mercantile Avenue
                              Naples, Florida 34104
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                     (Name and address of agent for service)

                                 (941) 436-2500
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           Telephone number, including area code, of agent for service

                                    Copy to:
                              Michael W. Hein, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500

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
                                            CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                      Proposed number    Proposed maximum         Proposed

        Title of securities            of shares to be    offering price      maximum aggregate       Amount of
          to be registered              registered(1)        per share         offering price      registration fee
------------------------------------- ----------------- -------------------- -------------------- -------------------
Common Stock, $.001 par value ....         500,000           $  10.81 (2)        $ 5,405,000(2)          $1,427
------------------------------------- ----------------- -------------------- -------------------- -------------------
Common Stock, $.001 par value ....          25,000           $  35.00 (3)        $   875,000(3)          $  231
------------------------------------- ----------------- -------------------- -------------------- -------------------
Common Stock, $.001 par value ....         120,947           $   0.90 (3)        $   108,852(3)          $   29
------------------------------------- ----------------- -------------------- -------------------- -------------------
Common Stock, $.001 par value ....          80,000           $  47.25 (3)        $ 3,780,000(3)          $  998
------------------------------------- ----------------- -------------------- -------------------- -------------------
Common Stock, $.001 par value ....          60,000           $  47.25 (3)        $ 2,835,000(3)          $  748
------------------------------------- ----------------- -------------------- -------------------- -------------------
              TOTAL ..............                                 --            $13,003,852             $3,433
------------------------------------- ----------------- -------------------- -------------------- -------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under our 1999 Incentive Compensation Plan (the "Plan") or that certain Stock Option Agreement dated January 21, 2000 with Michael S. Battaglia, that certain Stock Option Agreement dated March 6, 2000 with

     Vincent Fedele or that certain Stock Option Agreement dated March 6, 2000 with James M. Giarrusso by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of our common stock.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices of our stock as reported on the Nasdaq National Market on October 13, 2000.

(3) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act, on the basis of the exercise prices of the options granted to Messrs. Battaglia, Fedele and Giarrusso.

                                EXPLANATORY NOTE

         SmartDisk Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register (i) 500,000 additional shares of common stock issuable pursuant to our 1999 Incentive Compensation Plan, as amended, which was approved by the stockholders at the 2000 annual stockholders meeting and, among other things, increased the total number of shares reserved for issuance under the plan from 2,500,000 to 3,000,000, (ii) an aggregate of 120,947 shares of common stock issuable upon the exercise of options granted outside the 1999 Incentive Compensation Plan as partial consideration in connection with SmartDisk's acquisition of VST Technologies, Inc. and (iii) an aggregate of 165,000 shares of common stock issuable upon the exercise of options granted outside the 1999 Incentive Compensation Plan to Messrs. Michael S. Battaglia, Vincent Fedele and James M. Giarrusso.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         SmartDisk hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1999;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

         (c) our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

         (d) our Current Reports on Form 8-K filed on March 21, 2000, Form 8-K filed on May 5, 2000, Form 8-K/A filed on May 8, 2000 and Form 8-K/A filed on May 11, 2000;

         (e) our definitive proxy statement dated April 19, 2000 filed in connection with our 2000 Annual Meeting of Stockholders;

         (f) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since October 6, 1999; and

         (g) the description of our Common Stock filed as a part of our Registration Statement on Form 8-A dated September 7, 1999 (Registration No. 000-27257).

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         SmartDisk has authority under Section 145 of the Delaware General Corporation Law to indemnify our directors and officers to the extent provided in such statute. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify officers and directors, subject to certain conditions and limitations, against certain liabilities and expenses in connection with claims against them in their capacity as officers and directors, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to criminal proceedings if he or she had no reasonable cause to believe his conduct was unlawful.

         Our Certificate of Incorporation, as amended, provides that we may indemnify our executive officers and directors to the fullest extent permitted by law, including under certain circumstances against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement incurred by such persons in connection with an action, suit, or proceeding to which he or she has been or is threatened to be made a party by reason of the fact that he or she is or was our director or officer. We have also entered or will enter into an agreement with each of our directors and some of our officers wherein we have agreed or will agree to indemnify each of them to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See "Exhibit Index" on page 6 below.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

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

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on October 18, 2000.


                                      SMARTDISK CORPORATION

                                      By: /s/Michael S. Battaglia
                                         --------------------------------------
                                         Michael S. Battaglia
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Battaglia and Daniel E. Reed, and each of them, his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                   DATE
               ---------                                   -----                                   ----
/s/ Addison M. Fischer                   Chairman of the Board and Director                  October 18, 2000
------------------------------------
Addison M. Fischer

/s/ Michael S. Battaglia                 President and Chief Executive Officer and           October 18, 2000
------------------------------------     Director
Michael S. Battaglia

/s/ Michael R. Mattingly                 Chief Financial Officer (Principal                  October 18, 2000
------------------------------------     Financial and Accounting Officer)
Michael R. Mattingly

                                         Director                                            October __, 2000
------------------------------------
D. James Bidzos

/s/ Anthony A. Ibarguen                  Director                                            October 18, 2000
------------------------------------
Anthony A. Ibarguen

                                         Director                                            October __, 2000
------------------------------------
Hirotsugu Nakaiwa

/s/ Timothy Tomlinson                    Director                                            October 18, 2000
------------------------------------
Timothy Tomlinson

                                         Director                                            October __, 2000
------------------------------------
Joseph M. Tucci

/s/ Hatim Tyabji                         Director                                            October 18, 2000
------------------------------------
Hatim Tyabji

                                  EXHIBIT INDEX
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 Exhibit Number                         Description
----------------                        -----------

      4.1   --   Certificate of Incorporation of Registrant is incorporated by reference to Exhibit 3.1 to the Registrant's Registration
                 Statement on Form S-1 (Registration No. 333-82793) filed on
                 July 14, 1999.*

      4.2   --   Certificate of Correction of Restated Certificate of
                 Incorporation is incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1
                 (Registration No. 333-82793) Amendment No. 3 filed on October
                 4, 1999.*

      4.3   --   Registrant's 1999 Incentive Compensation Plan, as amended, is incorporated by reference to Exhibit 10.3 to the Registrant's
                 Quarterly Report on Form 10-Q for the quarter ended June 30,
                 2000 (File No. 000-27257).*

      5.1   --   Opinion of Greenberg Traurig, P.A.**

      23.1  --   Consent of Ernst & Young LLP.**

      23.2  --   Consent of Arthur Andersen LLP.**

      23.3  --   Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

      24.1  --   Power of Attorney is included in the Signatures section of this Registration Statement.

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*        Previously filed.
**       Filed herewith.

                                       6